Exhibit 10.37

DEED OF TRUST, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS

This DEED OF TRUST, SECURITY AGREEMENT AND ASSIGNMENT OF LEASES AND RENTS (this “Deed of Trust”) is entered into at Cottonwood Heights, Utah, as of July 3, 2012, among Meier Properties, Series LLC, a Utah limited liability company, with an address of 2221 North 3250 West, Vernal, Utah 84078 (the “Trustor”) and Proficio Bank, with an address of 6985 Union Park Center, Suite 150, Cottonwood Heights, Utah 84047 (the “Trustee”) for the use and benefit of Proficio Bank, a State Chartered Commercial Bank, with an address of 6985 Union Park Center, Suite 150, Cottonwood Heights, Utah 84047 (the “Beneficiary’’), and the Beneficiary.

The real property which is the subject matter of this Deed of Trust has the following address(es): 1565 South 1625 East, Vernal, Utah 84078 (the “Address(es)”).

1.          DEED OF TRUST, OBLIGATIONS AND FUTURE ADVANCES

1.1         Deed of Trust. For valuable consideration paid and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trustor hereby irrevocably and unconditionally mortgages, grants, bargains, transfers, sells, conveys, sets over and assigns to the Trustee and its successors and assigns, IN TRUST, for the benefit and security of the Beneficiary forever, WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, the “Property” described below, to secure the prompt payment and performance of the Obligations (as hereinafter defined), including without limitation, all liabilities under notes and/or guarantees by the Trustor in favor of the Beneficiary (collectively, such notes and/or guarantees and all other agreements, documents, certificates and instruments delivered in connection therewith, the “Loan Documents”), and any substitutions, modifications, extensions or amendments to any of the Loan Documents.

The amount of principal obligations outstanding and evidenced by the Loan Documents and secured by this Deed of Trust total $240,000.00. as of the date of this Deed of Trust (the “Amount”), but this Deed of Trust shall nevertheless secure payment and performance of all Obligations including, without limitation, any other liabilities and future advances, direct or indirect, absolute or contingent, now existing or hereafter arising from Trustor to Beneficiary.

1.2         Security Interest in Property. As continuing security for the Obligations the Trustor hereby pledges, assigns and grants to the Trustee and its successors and assigns, IN TRUST, for the benefit and security of the Beneficiary, a security interest in all of the Property constituting personal property or fixtures, This Deed of Trust is and shall be deemed to be a security agreement and financing statement pursuant to the terms of the Uniform Commercial Code of Utah (the “Uniform Commercial Code”) as to any and all personal property and fixtures and as to all such property the Trustee and its successors and assigns, IN TRUST, for the benefit and security of the Beneficiary shall have the rights and remedies of a secured party under the Uniform Commercial Code in addition to its rights hereunder. This Deed of Trust constitutes a financing statement filed as a fixture filing under Section 70A-9a-502(3) of the Uniform Commercial Code covering any Property which now is or later may become a fixture.

1.3         Collateral Assignment of Leases and Rents. The Trustor hereby irrevocably and unconditionally assigns to the Trustee, and their successors and assigns, IN TRUST, for the benefit and security of the Beneficiary, as collateral security for the Obligations all of the Trustor’s rights and benefits under any and all Leases (as hereinafter defined) and any and all rents and other amounts now or hereafter owing with respect to the Leases or the use or occupancy of the Property. This collateral assignment shall be absolute and effective immediately, but the Trustor shall have a license, revocable by the Beneficiary, to continue to collect rents owing under the Leases until an Event of Default (as hereinafter defined) occurs and the Beneficiary exercises its rights and remedies to collect such rents as set forth herein.

1.4         Conditions to Grant The Trustee shall have and hold the above granted Property unto and to the use and benefit of the Beneficiary, and its successors and assigns forever; provided, however, the conveyances, grants and assignments contained in this Deed of Trust are upon the express condition that, if Trustor shall irrevocably pay and perform the Obligations in full, including, without limitation, all principal, interest and premium thereon and other charges, if applicable, in accordance with the terms and conditions in the Loan Documents and this Deed of Trust shall pay and perform all other Obligations as set forth in this Deed of Trust and shall abide by and comply with each and every covenant and condition set forth herein and in the Loan Documents, the conveyances, grants and assignments contained in this Deed of Trust be appropriately released and discharged.

1.5         Property. The term “Property,” as used in this Deed of Trust, shall mean that certain parcel of land and the fixtures, structures and improvements and all personal property constituting fixtures, as that term is defined in the Uniform Commercial Code, now or hereafter thereon located at the Address(es), as more particularly described in Exhibit A attached hereto, together with: (i) all rights now or hereafter existing, belonging, pertaining or appurtenant thereto; (ii) the following categories of assets as defined in the Uniform Commercial Code; goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all proceeds of any thereof, whether now owned or hereafter acquired, that are located on or used in connection with, or that arise in whole or in part out of the Trustor’s use of or business conducted on or respecting, the Property and any substitutions, replacements, accessions and proceeds of any of the foregoing; (iii) all judgments, awards of damages and settlements hereafter made as a result or in lieu of any Taking, as hereinafter defined; (iv) all of the rights and benefits of the Trustor under any present or future leases and agreements relating to the Property, including, without limitation, rents, issues and profits, or the use or occupancy thereof together with any extensions and renewals thereof, specifically excluding all duties or obligations of the Trustor of any kind arising thereunder (the “Leases”); and (v) all contracts, permits and licenses respecting the use, operation or maintenance of the Property.

1.6         Obligations. The term “Obligation(s),” as used in this Deed of Trust, shall mean without limitation all loans, advances, indebtedness, notes, liabilities and amounts, liquidated or unliquidated, now or hereafter owing by the Trustor to the Beneficiary at any time, of each and every kind, nature and description, whether arising under this Deed of Trust or otherwise, and whether secured or unsecured, direct or indirect (that is, whether the same are due directly by the Trustor to the Beneficiary; or are due indirectly by the Trustor to the Beneficiary as endorser, guarantor or other surety, or as obligor of obligations due third persons which have been endorsed or assigned to the Beneficiary, or otherwise), absolute or contingent, due or to become due, now existing or hereafter contracted, including, without limitation, payment of all amounts outstanding when due pursuant to the terms of any of the Loan Documents. Said term shall also include all interest and other charges chargeable to the Trustor or due from the Trustor to the Beneficiary from time to time and all advances, costs and expenses referred to in this Deed of Trust, including without limitation the costs and expenses (including reasonable attorney’s fees) of enforcement of the Beneficiary’s rights hereunder or pursuant to any document or instrument executed in connection herewith.

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1.7         Cross-Collateral and Future Advances. It is the express intention of the Trustor that this Deed of Trust secure payment and performance of all of the Obligations, whether now existing or hereinafter incurred by reason of future advances by the Beneficiary or otherwise, and regardless of whether such Obligations are or were contemplated by tho parties at the time of the granting of this Deed of Trust. Notice of the continuing grant of this Deed of Trust shall not be required to be stated on the face of any document evidencing any of the Obligations, nor shall such documents be required to otherwise specify that they are secured hereby.

2.          REPRESENTATIONS, WARRANTIES, COVENANTS

2.1         Representations and Warranties. The Trustor represents and warrants that:

(a)	This Deed of Trust has been duly executed and delivered by the Trustor and is the legal, valid and binding obligation of the Trustor enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally;

(b)	The Trustor is the sole legal owner of the Property, holding good and marketable fee simple title to the Property, subject to no liens, encumbrances, leases, security interests or rights of others, other than as set forth in detail in Exhibit B hereto (the “Permitted Encumbrances”);

(c)	The Trustor is the sole legal owner of the entire lessor’s interest in Leases, if any, with full power and authority to encumber the Property in the manner set forth herein, and the Trustor has not executed any other assignment of Leases or any of the rights or rents arising thereunder;

(d)	As of the date hereof, there are no Hazardous Substances (as hereinafter defined) in, on or under the Property, except as disclosed in writing to and acknowledged by the Beneficiary; and

(e)	Each Obligation is a commercial obligation and does not represent a loan used for personal, family or household purposes and is not a consumer transaction.

2.2         Recording; Further Assurances. The Trustor covenants that it shall, at its sole cost and expense and upon the request of the Beneficiary, cause this Deed of Trust, and each amendment, modification or supplement hereto, to be recorded and filed in such manner and in such places, and shall at all times comply with all such statutes and regulations as may be required by law in order to establish, preserve and protect the interest of the Beneficiary in the Property and the rights of the Beneficiary under this Deed of Trust. Trustor will from time to time execute and deliver to the Beneficiary such documents, and take or cause to be taken, all such other or further action, as the Beneficiary may request in order to effect and confirm or vest more securely in the Beneficiary all rights contemplated by this Deed of Trust (including, without limitation, to correct clerical errors) or to vest more fully in, or assure to the Beneficiary the security interest in, the Property or to comply with applicable statute or law. To the extent permitted by applicable law, Trustor authorizes the Beneficiary to file financing statements, continuation statements or amendments, and any such financing statements, continuation statements or amendments may be filed at any time in any jurisdiction. The Beneficiary may at any time and from time to time file financing statements, continuation statements and amendments thereto that describe the Property as defined in this Deed of Trust and which contain any other information required by Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether Trustor is an organization, the type of organization and any organization identification number issued to Trustor; Trustor also authorizes the Beneficiary to file financing statements describing any agricultural liens or other statutory liens held by the Beneficiary. Trustor agrees to furnish any such information to the Beneficiary promptly upon request. In addition, Trustor shall at any time and from time to time, take such steps as the Beneficiary may reasonably request for the Beneficiary (i) to obtain an acknowledgment, in form and substance satisfactory to the Beneficiary, of any bailee having possession of any of the Property that the bailee holds such Property for the Beneficiary, and (ii) otherwise to insure the continued perfection and priority of the Beneficiary’s security interest in any of the Property and the preservation of its rights therein. Trustor hereby constitutes the Beneficiary its attorney-in-fact to execute and file all filings required or so requested for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; and such power, being coupled with an interest, shall be irrevocable until this Deed of Trust terminates in accordance with its terms, all Obligations are paid in full and the Property is released.

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2.3         Restrictions on the Trustor. The Trustor covenants that it will not, nor will it permit any other person to, directly or indirectly, without the prior written approval of the Beneficiary in each instance;

(a)	Sell, convey, assign, transfer, mortgage, pledge, hypothecate, lease or dispose of all or any part of any legal or beneficial interest in the Trustor or the Property or any part thereof or permit any of the foregoing, except as expressly permitted by the terms of this Deed of Trust;

(b)	Permit the use, generation, treatment, storage, release or disposition of any oil or other material or substance constituting hazardous waste or hazardous materials or substances under any applicable Federal or state law, regulation or rule (“Hazardous Substances”); or

(c)	Permit to be created or suffer to exist any mortgage, lien, security interest, attachment or other encumbrance or charge on the Property or any part thereof or interest therein (except for the Permitted Encumbrances), including, without limitation, (i) any lien arising under any Federal, state or local statute, rule, regulation or law pertaining to the release or cleanup of Hazardous Substances and (ii) any mechanics’ or materialmen’s lien. The Trustor further agrees to give the Beneficiary prompt written notice of the imposition, or notice, of any lien referred to in this Section and to take any action necessary to secure the prompt discharge or release of the same. The Trustor agrees to defend its title to the Property and the Beneficiary’s interest therein against the claims of all persons and, unless the Beneficiary requests otherwise, to appear in and diligently contest, at the Trustor’s sole cost and expense, any action or proceeding that purports to affect the Trustor’s title to the Property, or the priority or validity of this Deed of Trust or the Beneficiary’s interest hereunder.

2.4         Operation of Property. The Trustor covenants and agrees as follows:

(a)	The Trustor will not permit the Property to be used for any unlawful or improper purpose, will at all times comply with all Federal, state and local laws, ordinances and regulations, and the provisions of any Lease, easement or other agreement affecting all or any part of the Property, and will obtain and maintain all governmental or other approvals relating to the Trustor, the Property or the use thereof, including without limitation, any applicable zoning or building codes or regulations and any laws or regulations relating to the handling, storage, release or cleanup of Hazardous Substances, and will give prompt written notice to the Beneficiary of (i) any violation of any such law, ordinance or regulation by the Trustor or relating to the Property, (ii) receipt of notice from any Federal, state or local authority alleging any such violation and (iii) the presence or release on the Property of any Hazardous Substances;

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(b)	The Trustor will at all times keep the Property insured for such losses or damage, in such amounts and by such companies as may be required by law and which the Beneficiary may require, provided that, in any case, the Trustor shall maintain: (i) physical hazard insurance on an “all risks” basis in an amount not less than 100% of the full replacement cost of the Property; (ii) flood insurance if and as required by applicable Federal law and as otherwise required by the Beneficiary; (iii) comprehensive commercial general liability insurance; (iv) rent loss and business interruption insurance; and (v) such other insurance as the Beneficiary may require from time to time, including builder’s risk insurance in the case of construction loans. All policies regarding such insurance shall be issued by companies licensed to do business in the state where the policy is Issued and also in the state where the Property is located, be otherwise acceptable to the Beneficiary, provide deductible amounts acceptable to the Beneficiary, name the Beneficiary as mortgagee, loss payee and additional insured, and provide that no cancellation or material modification of such policies shall occur without at least Thirty (30) days prior written notice to the Beneficiary. Such policies shall include (i) a mortgage endorsement determined by the Beneficiary in good faith to be equivalent to the “standard” mortgage endorsement so that the insurance, as to the interest of the Beneficiary, shall not be invalidated by any act or neglect of the Trustor or the owner of the Property, any foreclosure or other proceedings or notice of sale relating to the Property, any change in the title to or ownership of the Property, or the occupation or use of the Property for purposes more hazardous than are permitted at the date of inception of such insurance policies; (ii) a replacement cost endorsement; (iii) an agreed amount endorsement; (iv) a contingent liability from operation endorsement; and (v) such other endorsements as the Beneficiary may request. The Trustor will furnish to the Beneficiary upon request such original policies, certificates of insurance or other evidence of the foregoing as are acceptable to the Beneficiary. The terms of all insurance policies shall be such that no coinsurance provisions apply, or if a policy does contain a coinsurance provision, the Trustor shall insure the Property in an amount sufficient to prevent the application of the coinsurance provisions;

(c)	Trustor will not enter into or modify the Leases in any material respect without the prior written consent of the Beneficiary execute any. assignment of the Leases except in favor of the Beneficiary, or accept any rentals under any Lease for more than one month in advance and will at all times perform and fulfill every term and condition of the Leases;

(d)	Trustor will at all times (i) maintain complete and accurate records and books regarding the Property in accordance with generally accepted accounting principles and (ii) permit the Beneficiary and the Beneficiary’s agents, employees and representatives, at such reasonable times as the Beneficiary may request, to enter and inspect the Property and such books and records; and

(e)	Trustor will at all times keep the Property in good and first-rate repair and condition (damage from casualty not excepted) and will not commit or permit any strip, waste, impairment, deterioration or alteration of the Property or any part thereof.

2.5         Payments. The Trustor covenants to pay when due: all Federal, state, municipal, real property and other taxes, betterment and improvement assessments and other governmental levies, water rates, sewer charges, insurance premiums and other charges on the Property, this Deed of Trust or any Obligation secured hereby that could, if unpaid, result in a lien on the Property or on any interest therein. If and when requested by the Beneficiary, the Trustor shall deposit from time to time with the Beneficiary sums determined by the Beneficiary to be sufficient to pay when due the amounts referred to in this Section. The Trustor shall have the right to contest any notice, lien, encumbrance, claim, tax, charge, betterment assessment or premium filed or asserted against or relating to the Property; provided that it contests the same diligently and in good faith and by proper proceedings and, at the Beneficiary’s request, provides the Beneficiary with adequate cash security, in the Beneficiary’s reasonable judgment, against the enforcement thereof. The Trustor shall furnish to the Beneficiary the receipted real estate tax bills or other evidence of payment of real estate taxes for the Property within thirty (30) days prior to the date from which interest or penalty would accrue for nonpayment thereof. The Trustor shall also furnish to the Beneficiary evidence of all other payments referred to above within fifteen (15) days after written request therefor by the Beneficiary. If Trustor shall fail to pay such sums, the Beneficiary may, but shall not be obligated to, advance such sums. Any sums so advanced by the Beneficiary shall be added to the Obligations, shall bear interest at the highest rate specified in any note evidencing the Obligations, and shall be secured by the lien of this Deed of Trust.

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2.6         Notices; Notice of Default. The Trustor will deliver to the Beneficiary, promptly upon receipt of the same, copies of all notices or other documents it receives that affect the Property or its use, or claim that the Trustor is in default in the performance or observance of any of the terms hereof or that the Trustor or any tenant is In default of any terms of the Leases. The Trustor further agrees to deliver to the Beneficiary written notice promptly upon the occurrence of any Event of Default hereunder or event that with the giving of notice or lapse of time, or both, would constitute an Event of Default hereunder.

2.7         Takings. In case of any condemnation or expropriation for public use of, or any damage by reason of the action of any public or governmental entity or authority to, all or any part of the Property (a “Taking”), or the commencement of any proceedings or negotiations that might result in a Taking, the Trustor shall immediately give written notice to the Beneficiary, describing the nature and extent thereof. The Beneficiary may, at its option, appear in any proceeding for a Taking or any negotiations relating to a Taking and the Trustor shall immediately give to the Beneficiary copies of all notices, pleadings, determinations and other papers relating thereto. The Trustor shall in good faith and with due diligence and by proper proceedings file and prosecute its claims for any award or payment on account of any Taking. The Trustor shall not settle any such claim without the Beneficiary’s prior written consent. The Trustor shall hold any amounts received With respect to such awards or claims, by settlement, judicial decree or otherwise, in trust for the Beneficiary and immediately pay the same to the Beneficiary. The Trustor authorizes any award or settlement due in connection with a Taking to be paid directly to the Beneficiary in amounts not exceeding the Obligations. The Beneficiary may apply such amounts to the Obligations in such order as the Beneficiary may determine.

2.8         Insurance Proceeds. The proceeds of any insurance resulting from any loss with respect to the Property shall be paid to the Beneficiary and, at the option of the Beneficiary, be applied to the Obligations in such order as the Beneficiary may determine; provided, however, that if the Beneficiary shall require repair of the Property, the Beneficiary may release all or any portion of such proceeds to the Trustor for such purpose. Any insurance proceeds paid to the Trustor shall be held in trust for the Beneficiary and promptly paid to it.

3.          CERTAIN RIGHTS OF THE BENEFICIARY

3.1         Legal Proceedings. The Beneficiary shall have the right, but not the duty, to intervene or otherwise participate in any legal or equitable proceeding that, in the Beneficiary’s reasonable judgment, might affect the Property or any of the rights created or secured by this Deed of Trust. The Beneficiary shall have such right whether or not there shall have occurred an Event of Default hereunder.

3.2         Appraisals/Assessments. The Beneficiary shall have the right, at the Trustor’s sole cost and expense, to obtain appraisals, environmental site assessments or other inspections of the portions of the Property that are real estate at such times as the Beneficiary deems necessary or as may be required by applicable law, or its prevailing credit or underwriting policies.

3.3         Financial Statements. The Beneficiary shall have the right, at the Trustor’s sole cost and expense, to require delivery of financial statements in form and substance acceptable to the Beneficiary from the Trustor or any guarantor of any of the Obligations and the Trustor hereby agrees to deliver such financial statements and/or cause any such guarantor to so deliver any such financial statement when required by the Beneficiary.

3.4         Substitution of Trustee. The Beneficiary may from time to time, without notice to the Trustor or Trustee and with or without cause and with or without the resignation of Trustee, substitute a successor or successors to the Trustee named herein or acting hereunder. Upon such appointment, the successor trustee shall be vested with all title, powers and duties conferred Upon the Trustee named herein or acting hereunder. Each such appointment and substitution shall be made by a writing executed by Beneficiary and when duly recorded in the appropriate office of the County Recorder of each county in which the Property is situated shall be conclusive proof of proper appointment of such successor Trustee. The procedure herein provided for substitution of the Trustee shall be conclusive of all other provisions for substitution, statutory or otherwise.

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3.5         Tax Return. Trustor shall provide the Beneficiary with copies of Trustor’s filed Federal and state tax returns for the prior year within 120 days after the date that Trustor’s tax returns are required to be filed.

3.6         Leases and Rent Roll The Trustor shall deliver to the Beneficiary (i) during each calendar year and at such other times as the Beneficiary shall request a rent roll for the Property, In form acceptable to the Beneficiary, listing all tenants and occupants and describing all of the Leases; and (ii) at such times as the Beneficiary shall request executed copies of all the Leases.

4.          DEFAULTS AND REMEDIES

4.1         Events of Default. Event of Default shall mean the occurrence of any one or more of the following events:.

(a)	default of any liability, obligation, covenant or undertaking of the Trustor or any guarantor of the Obligations to the Beneficiary, hereunder or otherwise, including, without limitation, failure to pay in full and when due any installment of principal or interest or default of the Trustor or any guarantor of the Obligations under any other Loan Document or any other agreement with the Beneficiary continuing for 30 days with respect to any default (other than with respect to the payment of money for which there is no grace period);

(b)	failure by the Trustor or any guarantor of the Obligations to perform, observe or comply with any of the covenants, agreements, terms or conditions set forth in this Deed of Trust or the Loan Documents continuing for 30 days;

(c)	the (i) occurrence of any material loss, theft, damage or destruction of, or (ii) issuance or making of any levy, seizure, attachment, execution or similar process on a material portion of the Property;

(d)	failure of the Trustor or any guarantor of the Obligations to maintain aggregate collateral security value satisfactory to the Beneficiary continuing for 30 days;

(e)	default of any material liability, obligation or undertaking of the Trustor or any guarantor of the Obligations to any other party continuing for 30 days;

(f)	if any statement, representation or warranty heretofore, now or hereafter made by the Trustor or any guarantor of the Obligations in connection with this Deed of Trust or in any supporting financial statement of the Trustor or any guarantor of the Obligations shall be determined by the Beneficiary to have been false or misleading in any material respect when made;

(g)	if the Trustor or any guarantor of the Obligations is a corporation, trust, partnership or limited liability company, the liquidation, termination or dissolution of any such organization, or the merger or consolidation of such organization into another entity, or its ceasing to carry on actively its present business or the appointment of a receiver for its property;

(h)	the death of the Trustor or any guarantor of the Obligations and, if the Trustor or any guarantor of the Obligations is a partnership or limited liability company, the death of any partner or member;

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(i)	the institution by or against the Trustor or any guarantor of the Obligations of any proceedings under the Bankruptcy Code 11 USC §101 et seq. or any other law In which the Trustor or any guarantor of the Obligations is alleged to be insolvent or unable to pay its debts as they mature, or the making by the Trustor or any guarantor of the Obligations of an assignment for the benefit of creditors or the granting by the Trustor or any guarantor of the Obligations of a trust mortgage for the benefit of creditors;

(j)	the service upon the Beneficiary of a writ in which the Beneficiary is named as trustee of the Trustor or any guarantor of the Obligations;

(k)	a judgment or judgments for the payment of money shall be rendered against the Trustor or any guarantor of the Obligations, and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution;

(l)	any levy, lien (including mechanics lien), seizure, attachment, execution or similar process shall be issued or levied on any of the property of the Trustor or any guarantor of the Obligations;

(m)	the termination or revocation of any guaranty of the Obligations; or

(n)	the occurrence of such a change in the condition or affairs (financial or otherwise) of the Trustor or any guarantor of the Obligations, or the occurrence of any other event or circumstance, such that the Beneficiary, in its sole discretion, deems that it is insecure or that the prospects for timely or full payment or performance of any obligation of the Trustor or any guarantor of the Obligations to the Beneficiary has been or may be impaired.

4.2         Remedies. On the occurrence of any Event of Default the Beneficiary may, at any time thereafter, at its option and, to the extent permitted by applicable law, without notice, exercise any or all of the following remedies:

(a)	Declare the Obligations due and payable, and the Obligations shall thereupon become immediately due and payable, without presentment, protest, demand or notice of any kind, all of which are hereby expressly waived by the Trustor except for Obligations due and payable on demand, which shall be due and payable on demand whether or not an event of default has occurred hereunder;

(b)	Direct the Trustee to, or enter, take possession of, manage and operate the Property (including all personal property and all records and documents pertaining thereto) and any part thereof and exclude the Trustor therefrom, take all actions it deems necessary or proper to preserve the Property and operate the Property as a mortgagee in possession with all the powers as could be exercised by a receiver or as otherwise provided herein or by applicable law; provided, however, the entry by the Beneficiary upon the Property for any reason shall not cause the Trustee or the Beneficiary to be a mortgagee In possession, except upon the express written declaration of the Beneficiary;

(c)	With or without taking possession, receive and collect all rents, income, issues and profits (“Rents”) from the Property (including all real estate and personal property and whether past due or thereafter accruing), including as may arise under the Leases, and the Trustor appoints the Beneficiary as its true and lawful attorney with the power for the Beneficiary in its own name and capacity to demand and collect Rents and take any action that the Trustor is authorized to take under the Leases. The Beneficiary shall (after payment of all costs and expenses incurred) apply any Rents received by it to the Obligations in such order as the Beneficiary determines, or in accordance with any applicable statute, and the Trustor agrees that exercise of such rights and disposition of such funds shall not be deemed to cure any default or constitute a waiver of any foreclosure once commenced nor preclude the later commencement of foreclosure for breach thereof. The Beneficiary shall be liable to account only for such Rents actually received by the Beneficiary. Lessees under the Leases are hereby authorized and directed, following notice from the Beneficiary, to pay all amounts due the Trustor under the Leases to the Beneficiary, whereupon such lessees shall be relieved of any and all duty and obligation to the Trustor with respect to such payments so made;

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(d)	In addition to any other remedies, to sell the Property or any part thereof or interest therein pursuant to exercise of its power of sale set out in Section 57-1-23 of the Utah Code or otherwise at public auction on terms and conditions as the Beneficiary may determine, or otherwise foreclose this Deed of Trust in any manner permitted by law, and upon such sale the Trustor shall execute and deliver such instruments as the Beneficiary may request in order to convey and transfer all of the Trustor’s interest in the Property, and the same shall operate to divest all rights, title and interest of the Trustor in and to the Property. In the event this Deed of Trust shall include more than one parcel of property or subdivision (each hereinafter called a “portion”), the Beneficiary shall, in its sole and exclusive discretion and to the extent permitted by applicable law, be empowered to foreclose upon any such portion without impairing its right to foreclose subsequently upon any other portion or the entirety of the Property from time to time thereafter. In addition, the Beneficiary may in its sole and exclusive discretion subordinate this Deed of Trust to one or more Leases for the sole purpose of preserving any such Lease in the event of a foreclosure;

(e)	Cause one or more environmental assessments to be taken, arrange for the cleanup of any Hazardous Substances or otherwise cure the Trustor’s failure to comply with any statute, regulation or ordinance relating to the presence or cleanup of Hazardous Substances, and the Trustor shall provide the Beneficiary or its agents with access to the Property for such purposes; provided that the exercise of any of such remedies shall not be deemed to have relieved the Trustor from any responsibility therefor or given the Beneficiary “control “over the Property or cause the Beneficiary to be considered to be a mortgagee In possession, “owner” or “operator” of the Property for purposes of any applicable law, rule or regulation pertaining to Hazardous Substances; and

(f)	Take such other actions or proceedings as the Beneficiary deems necessary or advisable to protect its interest in the Property and ensure payment and performance of the Obligations, Including, without limitation, appointment of a receiver (and the Trustor hereby waives any right to object to such appointment) and exercise of any of the Beneficiary’s remedies provided herein or in any other document evidencing, securing or relating to any of the Obligations or available to a secured party under the Uniform Commercial Code, Chapter 1 of Title 57 of the Utah Code, or under other applicable law.

In addition, the Trustee and the Beneficiary shall have all other remedies provided by applicable law, including, without limitation, the right to pursue a judicial sale of the Property or any portion thereof by deed, assignment or otherwise.

The Trustor agrees and acknowledges that the acceptance by the Trustee or the Beneficiary of any payments from either the Trustor or any guarantor after the occurrence of any Event of Default, the exercise by the Trustee or the Beneficiary of any remedy set forth herein or the commencement, discontinuance or abandonment of foreclosure proceedings against the Property shall not waive the Trustee’s or the Beneficiary’s subsequent or concurrent right to foreclose or operate as a bar or estoppel to the exercise of any other rights or remedies of the Trustee or the Beneficiary, The Trustor agrees and acknowledges that the Trustee or the Beneficiary, by making payments or incurring costs described herein, shall be subrogated to any right of the Trustor to seek reimbursement from any third parties, including, without limitation, any predecessor in interest to the Trustor’s title or other party who may be responsible under any law, regulation or ordinance relating to the presence or cleanup of Hazardous Substances.

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4.3         Advances. If the Trustor fails to pay or perform any of its obligations respecting the Property, the Beneficiary may in its sole discretion do so without waiving or releasing Trustor from any such obligation. Any such payments may include, but are not limited to, payments for taxes, assessments and other governmental levles, water rates, insurance premiums, maintenance, repairs or improvements constituting part of the Property. Any amounts paid by the Beneficiary hereunder shall be, until reimbursed by the Trustor, part of the Obligations and secured by this Deed of Trust, and shall be due and payable to the Beneficiary, on demand, together with interest thereon to the extent permitted by applicable law, at the highest rate permitted under any of the notes evidencing the Obligations.

4.4         Cumulative Rights and Remedies. All of the foregoing rights, remedies and options (including without limitation the right to enter and take possession of the Property, the right to manage and operate the same, and the right to collect Rents, in each case whether by a receiver or otherwise) are cumulative and in addition to any rights the Beneficiary might otherwise have, whether at law or by agreement, and may be exercised separately or concurrently and none of which shall be exclusive of any other. The Trustor further agrees that the Trustee and the Beneficiary may exercise any or all of its rights or remedies set forth herein without having to pay the Trustor any sums for use or occupancy of the Property.

4.5         Trustor’s Waiver of Certain Rights. To the extent permitted by applicable law, the Trustor hereby waives the benefit of all present and future laws (i) providing for any appraisal before sale of all or any portion of the Property or (ii) in any way extending the time for the enforcement of the collection of the Obligations or creating or extending a period of redemption from any sale made hereunder.

4.6         Transfer of Title. Upon the completion of any sale or sales of any Property, Trustee shall execute and deliver to the accepted purchaser or purchasers a good and sufficient deed of conveyance or assignment and transfer, lawfully conveying, assigning, and transferring the Property sold, but without any covenant or warranty, express or implied.

4.7         Effect of Sale. Any sale or sales made by virtue of or under this Deed of Trust, whether under any power of sale herein granted or through judicial proceedings, shall, to the fullest extent permitted by law, operate to divest all right, title, estate, interest, claim, and demand whatsoever, either at law or in equity, of Trustor in and to the property so sold, or any part thereof from, through or under Trustor, its successors and assigns. The receipt by Trustee of such purchase money shall be full and sufficient discharge to any purchaser of the Property or any part thereof sold as aforesaid for the purchase money; and no purchaser or his representatives, grantees or assigns after paying such purchase money, shall be bound to see to the application of such purchase money upon or for any trust or purpose of this Deed of Trust, or in any manner whatsoever be answerable for any loss, misapplication or non-application of any such purchase money or be bound to inquire as to the authorization, necessity, expedience or regularity of any such sale.

4.8         Reconveyance. Upon written request of the Beneficiary and surrender of this Deed of Trust and any Notes to Trustee for cancellation or endorsement, and upon payment of its fees and charges, Trustee shall reconvey, without warranty, all or any part of the Property then subject to this Deed of Trust. Any reconveyance, whether full or partial, shall be made to the person or persons legally entitled thereto, and the recitals in such reconveyance of any matters or facts shall be conclusive proof of the truthfulness thereof.

5.          MISCELLANEOUS

5.1         Costs and Expenses. To the extent permitted by applicable law, the Trustor shall pay to the Trustee and the Beneficiary, on demand, all reasonable expenses (including attorneys’ fees and expenses and reasonable consulting, accounting, appraisal, brokerage and similar professional fees and charges) incurred by the Trustee and the Beneficiary in connection with the Trustee’s and the Beneficiary’s interpretation, recordation of this Deed of Trust, exercise, preservation or enforcement of any of its rights, remedies and options set forth in this Deed of Trust and in connection with any litigation, proceeding or dispute whether arising hereunder or otherwise relating to the Obligations, together with interest thereon to the extent permitted by applicable law, until paid in full by the Trustor at the highest rate set forth in any of the notes evidencing the Obligations. Any amounts owed by the Trustor hereunder shall be, until paid, part of the Obligations and secured by this Deed of Trust, and the Beneficiary shall be entitled, to the extent permitted by law, to receive and retain such amounts in any action for a deficiency against or redemption by the Trustor, or any accounting for the proceeds of a foreclosure sale or of insurance proceeds.

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5.2         Indemnification Regarding Leases. The Trustor hereby agrees to defend, and does hereby indemnify and hold the Beneficiary, Trustee, and each of their respective directors, officers, employees, agents and attorneys (each an “Indemnitee”) harmless from all losses, damages, claims, costs or expenses (including attorneys’ fees and expenses) resulting from the assignment of the Leases and from all demands that may be asserted against such Indemnitees arising from any undertakings on the part of the Beneficiary to perform any obligations under the Leases. It is understood that the assignment of the Leases shall not operate to place responsibility for the control or management of the Property upon the Beneficiary or any Indemnitee or make them liable for performance of any of the obligations of the Trustor under Leases, respecting any condition of the Property or any other agreement or arrangement, written or oral, or applicable law.

5.3         Indemnification Regarding Hazardous Substances. The Trustor hereby agrees to defend, and does hereby indemnify and hold harmless Indemnitee from and against any and all losses, damages, claims, costs or expenses, including, without limitation, litigation costs and attorneys’ fees and expenses and fees or expenses of any environmental engineering or cleanup firm incurred by such Indemnitee and arising out of or in connection with the Property or resulting from the application of any current or future law, regulation or ordinance relating to the presence or cleanup of Hazardous Substances on or affecting the Property. The Trustor agrees its obligations hereunder shall be continuous and shall survive termination or discharge of this Deed of Trust and/or the repayment of all debts to the Beneficiary including repayment of all Obligations.

5.4         Indemnitee’s Expenses. If any Indemnitee is made a party defendant to any litigation or any claim is threatened or brought against such Indemnitee concerning this Deed of Trust or the Property or any part thereof or therein or concerning the construction, maintenance, operation or the occupancy or use thereof by the Trustor or other person or entity, then the Trustor shall indemnify, defend and hold each Indemnitee harmless from and against all liability by reason of said litigation or claims, including attorneys’ fees and expenses incurred by such Indemnitee in connection with any such litigation or claim, whether or not any such litigation or claim is prosecuted to judgment. The within indemnification shall survive payment of the Obligations, and/or any termination, release or discharge executed by the Beneficiary in favor of the Trustor.

5.5         Waivers. The Trustor waives notice of nonpayment, demand, presentment, protest or notice of protest of the Obligations and all other notices, consents to any renewals or extensions of time of payment thereof, and generally waives any and all suretyship defenses and defenses in the nature thereof. No delay or omission of the Beneficiary in exercising or enforcing any of its rights, powers, privileges, remedies, immunities or discretion (all of which are hereinafter collectively referred to as “the Beneficiary’s rights and remedies”) hereunder shall constitute a waiver thereof; and no waiver by the Beneficiary of any default of the Trustor hereunder or of any demand shall operate as a waiver of any other default hereunder or of any other demand. No term or provision hereof shall be waived, altered or modified except with the prior written consent of the Beneficiary, which consent makes explicit reference to this Deed of Trust. Except as provided in the preceding sentence, no other agreement or transaction, of whatsoever nature, entered into between the Beneficiary and the Trustor at any time (whether before, during or after the effective date or term of this Deed of Trust) shall be construed as a waiver, modification or limitation of any of the Beneficiary’s rights and remedies under this Deed of Trust (nor shall anything in this Deed of Trust be construed as a waiver, modification or limitation of any of the Beneficiary’s rights and remedies under any such other agreement or transaction) but all the Beneficiary’s rights and remedies not only under the provisions of this Deed of Trust but also under any such other agreement or transaction shall be cumulative and not alternative or exclusive, and may be exercised by the Beneficiary at such time or times and in such order of preference as the Beneficiary in its sole discretion may determine.

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5.6         Waiver of Homestead. To the maximum extent permitted under applicable law, the Trustor hereby waives and terminates any homestead rights and/or exemptions respecting the Property under the provisions of any applicable homestead laws, including without limitation, Utah Code 78-23-4 and hereby agrees not to file a declaration of homestead under Utah Code 78-23-4.

5.7         Joint and Several. If there is more than one Trustor, each of them shall be jointly and severally liable for payment and/or performance of all obligations secured by this Deed of Trust and the term “Trustor” shall include each as well as all of them.

5.8         Severability. If any provision of this Deed of Trust or portion of such provision or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Deed of Trust (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

5.9         Complete Agreement. This Deed of Trust and the other Loan Documents constitute the entire agreement and understanding between and among the parties hereto relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings among the parties hereto with respect to such subject matter.

5.10        Binding Effect of Agreement. This Deed of Trust shall run with the land and be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and shall remain in full force and effect (and the Beneficiary shall be entitled to rely thereon) until all Obligations are fully and indefeasibly paid. The Beneficiary may transfer and assign this Deed of Trust and deliver any collateral to the assignee, who shall thereupon have all of the rights of the Beneficiary; and the Beneficiary shall then be relieved and discharged of any responsibility or liability with respect to this Deed of Trust and such collateral. Except as expressly provided herein or in the other Loan Documents, nothing, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies; obligations or liabilities under or by reason of this Deed of Trust or the other Loan Documents.

5.11        Notices. Any notices under or pursuant to this Deed of Trust shall be deemed duly received and effective if delivered in hand to any officer or agent of the Trustor or Beneficiary, or if mailed by registered or certified mail, return receipt requested, addressed to the Trustor or Beneficiary at the address set forth in this Deed of Trust or as any party may from time to time designate by written notice to. the other party.

5.12        Governing Law. This Deed of Trust shall be governed by the laws of the State of Utah without giving effect to the conflicts of laws principles thereof.

5.13        Reproductions. This Deed of Trust and all documents which have been or may be hereinafter furnished by the Trustor to the Beneficiary may be reproduced by the Beneficiary by any photographic, photostatic, microfilm, xerographic or similar process, and any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

5.14        Jurisdiction and Venue. The Trustor irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in Utah, over any suit, action or proceeding arising out of or relating to this Deed of Trust. The Trustor irrevocably waives, to the fullest extent it may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. The Trustor hereby consents to process being served in any such suit, action or proceeding (i) by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Trustor’s address set forth herein or such other address as has been provided in writing to the Beneficiary and (ii) in any other manner permitted by law, and agrees that such service shall in every respect be deemed effective service upon the Trustor.

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5.15        JURY WAIVER. THE TRUSTOR AND THE BENEFICIARY EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS DEED OF TRUST, THE OBLIGATIONS, ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREE NOT TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE, OR HAS NOT BEEN WAIVED. THE TRUSTOR CERTIFIES THAT NEITHER THE BENEFICIARY NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BENEFICIARY WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.

EXECUTED as of the date first above written.

Trustor:
Meier Properties, Series LLC

By:	/s/ Annette D. Meier
Annette D. Meier, Manager

STATE OF UTAH

COUNTY OF SALT LAKE, SS.

The foregoing instrument was acknowledged before me this 3 day of July, 2012, by Annette D Meier, Manager of Meier Properties, Series LLC, a utah limited Liability Company, on behalf of such Limited Liability Company.

/s/ Mark Hendry	, NOTARY PUBLIC
MY COMMISSION EXPIRES:	12-7-12
MARK HENDRY
TYPE OR PRINT NAME

Deed of Trust 1	© 2012 Medicl, a division of Wolters Kluwer Financial Services

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EXHIBIT “A”

Property Description

LOT 25 OF THE BROOKLANE SUBDIVISION, ACCORDING TO THE OFFICIAL PLAT THEREOF ON FILE IN THE OFFICE OF THE RECORDER, UINTAH COUNTY, UTAH

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EXHIBIT “B”

Permitted Encumbrances

None

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